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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-09873, 333-82357, 333-106129, 333-129447 and 333-130336) and Registration Statements on Form S-3 (Nos. 333-04298, 333-28129, 333-82455, 333-88211, 333-87774, 333-104677, 333-106207, 333-121312, 333-128181 and 333-131426) of our reports dated March 21, 2008 relating to the consolidated financial statements of Evergreen Energy Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for stock based compensation discussed in Note 1 and an explanatory paragraph relating to the restatement discussed in Note 18), and the effectiveness of the Company's internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K of Evergreen Energy Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
March 21, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM